UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Agreement and Plan of Merger

As previously disclosed, on August 30, 2021, Ideanomics, Inc., a Nevada corporation (“Parent”), entered into an Agreement and Plan of Merger (as amended on May 20, 2022 and June 15, 2022, the “Original Agreement”) by and among Parent, Via Motors International, Inc., a Delaware corporation (the “Company”), Longboard Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as Stockholders’ Representative, pursuant to which Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. Terms used in this Current Report on Form 8-K but not defined herein shall have the respective meanings given to them in the Merger Agreement.

On January 25, 2022 (the “Effective Date”), the parties to the Original Agreement entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”). On January 26, 2023 (the “Closing Date”), the parties to the Merger Agreement consummated the Merger and the transactions contemplated by the Merger Agreement, and the Company became a wholly owned subsidiary of Parent. The Merger Agreement amended and restated the Original Agreement in its entirety to, among other things, provide for the following:

•	Certain key definitions in the Merger Agreement were amended, as listed below:

o	“Base Value” means $450,000,000.
o	“Earnout Period” means a period commencing from the Closing Date until December 31, 2027.
o	“Major Stockholder” means any Stockholder holding 33,000 or more shares of the Common Stock.
o	“Special Indemnity Escrow Amount” means $23,368,000.
o	“Target Net Working Capital” means negative $14,599,000.

•	Prior to the Effective Date, Parent agreed to file the Certificate of Designation of Series C Convertible Preferred Stock with the office of the Secretary of the State Nevada.

•	From time to time until the Closing Date, Parent agreed to loan the Company such amounts as Parent and the Company mutually agree to meet certain operating expenses of the Company (the “Bridge Loans”), including any additional amounts, as described in the Merger Agreement.

•	Parent agreed to use best efforts to enter into a senior credit facility (the “Facility”) in an amount reasonably sufficient to enable the Company to continue business operations as contemplated (the “Facility Amount”) with such terms and conditions that are reasonably acceptable to the board of directors of Parent and the Company.

•	Parent and the Company agreed to the definitions and terms governing registration rights substantially in the form attached hereto as Exhibit 10.1.

•	Parent agreed to reserve and keep available out of Parent’s authorized and unissued shares of preferred stock, for the sole purpose of compliance with the terms of the Merger Agreement.

Pursunat to the Merger Agreement, as of the Effective Date, each share of common stock, par value $0.0001 per share, of Merger Sub (“Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Date, was converted into the Closing Consideration Shares (as defined below), of the Surviving Corporation. As consideration for the exchange of the common stock, the stockholders received an aggregate number of shares of common stock of Parent and convertible preferred stock of Parent (the “Closing Consideration Shares”) as described in Section 2.7 of the Merger Agreement. As promptly as possible, but in any event within 90 days after the Effective Date, Parent agreed to deliver to the Stockholders’ Representative a statement showing the calculation of (i) the Closing Cash, Closing Net Working Capital, Closing Indebtedness, and Closing Transaction Expenses; and (ii) the Closing Consideration Shares substituting the Closing Cash, Closing Net Working Capital, Closing Indebtedness, and Closing Transaction Expenses as set forth in the Preliminary Statement for the Estimated Closing Cash, Estimated Closing Net Working Capital, Estimated Closing Indebtedness, and Estimated Closing Transaction Expenses as set forth in the Closing Date Statement, respectively.

Each Major Stockholder agreed not sell, assign, or transfer or otherwise dispose of any of the stock consideration issued to such Major Stockholder at the Effective Date.

Following the consummation of the Merger, and as additional consideration in respect of the Common Stock, Parent agreed to pay an aggregate amount equal to $180,000,000 (“Earnout Amount”) in the form of Parent Convertible Preferred Stock, to the Stockholders on a pro rata basis. If the Earnout Amount is paid in the form of Parent Convertible Preferred Stock, Parent agreed to issue to the Stockholders on a pro rata basis such number of Parent Convertible Preferred Stock equal to the product of (i) the Earnout Amount divided by (ii) the VWAP of the Parent Convertible Preferred Stock as of the date of such issuance (the “Earnout Shares”).

The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and the foregoing description thereof is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement were made as of the execution date of the Original Agreement only and are qualified by information in confidential disclosure schedules and any amendments thereof provided by the parties to each other in connection with the signing of the Original Agreement and Merger Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual statements of fact about the parties.

Certificate of Designation of Series C Convertible Preferred Stock

The series of preferred stock created in connection with the Merger was designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and the number of shares so designated are 2,000,000. Subject to the Certificate of Designation of Series C Preferred Stock, each share of Series C Preferred Stock is convertible into 20 shares of common stock of Parent. The Series C Preferred Stock does not have dividend rights. Except as otherwise required by law or expressly provided herein or in the Merger Agreement, each share of Series C Preferred Stock is entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of Parent and shall be entitled to the number of votes equal to the number of whole shares of common stock into which such shares of Series C Preferred Stock are or may be convertible.

The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by the terms and conditions of the Certificate of Designation of Series C Convertible Preferred Stock, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the consummation of the Merger, Parent entered into a registration rights agreement whereby Parent agreed to register Parent Common Stock Payment Shares and any shares of common stock of Parent that are issuable upon conversion of the Series C Convertible Preferred Stock, in accordance with the terms attached hereto as Exhibit 10.1 (the “Registration Rights Agreement”), which became effective as of the Effective Date.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, in accordance with the terms and conditions of the Merger Agreement, Parent completed the Merger. The disclosures set forth in Item 1.01 are incorporated by reference into this Item 2.01.

The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K to the extent required. The securities are being offering and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) thereof, afforded by Section 4(a)(2) of the Securities Act.

SEPA

On January 26, 2023, pursuant to the previously disclosed Amended and Restated Standby Equity Purchase Agreement (the “SEPA”) dated September 14, 2022 between the Company and YA II PN, LTD. (“YA”), the Company requested the advance amount for 31,000,000 shares from YA, and YA prepaid the advance amount for $4,000,000. The Company may cause YA to purchase additional shares under the SEPA from time to time, subject to the satisfaction or waiver of the conditions and limitations set forth in the SEPA.

The shares of common stock were issued and sold to an accredited investor in reliance upon the exemption from the registration requirements of the Securities Act, afforded by Section 4(a)(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, Parent agreed to file Certificate of Designation of Series C Convertible Preferred Stock with the office of the Secretary of State of the State of Nevada.

A copy of the Certificate of Designation of Series C Convertible Preferred Stock is included as Exhibits 3.1 to this Current Report on Form 8-K and are incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1*	Amended and Restated Agreement and Plan of Merger entered into by and among Ideanomics, Inc., Via Motors International, Inc., Longboard Merger Corp., and Shareholder Representative Services LLC, dated as of January 24, 2023.
3.1	Certificate of Designation of Series C Convertible Preferred Stock.
10.1	Form of Registration Rights Agreement.
99.1	Press Release regarding closing of the Merger, dated as of January 26, 2023.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and schedules to this Exhibit 2.1 have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: February 1, 2023	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer